Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-179728 on Form S-3 and Registration Statements No. 333-61335, 333-01667, 333-75235, 333-37390, 333-85830, 333-85828, 333-85826, 333-85824, 333-85822, 333-85818, 333-85820, 333-108046, 333-120293, 333-145459, 333-154522, 333-154523, 333-159336, 333-129011 and 333-164230 of International Paper Company on Form S-8 of our report dated June 28, 2012, appearing in the Annual Report on Form 11-K of International Paper Company Salaried Savings Plan for the years ended December 31, 2011 and 2010.

/s/ Deloitte & Touche, LLP

Memphis, TN

June 28, 2012